Exhibit 99.1

 November 7, 2022  Investor Update

 IMPORTANT INFORMATION  This presentation contains summarized information concerning Mr. Cooper Group Inc. (“Mr. Cooper” or the “Company”) and the Company’s business, operations, financial performance and trends. No representation is made that the information in this presentation is complete. For additional financial, statistical and business related information, as well as information regarding business and segment trends, see the Company’s most recent Annual Report on Form 10-K (“Form 10-K”) and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”), as well other reports filed with the SEC from time to time. Such reports are or will be available in the Investors section of the Company’s website (www.mrcoopergroup.com) and the SEC’s website (www.sec.gov).  Forward Looking Statements. This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this presentation that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance.  Forward-looking statements may include the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “strategy,” “future,” “opportunity,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in documents Mr. Cooper has filed or will file from time to time with the SEC. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and Mr. Cooper believes there is a reasonable basis for them. However, the events, results or trends identified in these forward-looking statements may not occur or be achieved. Forward-looking statements speak only as of the date they are made, and Mr. Cooper is not under any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, except as required by law. Readers should carefully review the statements set forth in the reports that Mr. Cooper has filed or will file from time to time with the SEC.

 Balanced business model – track record  Originations Operating Pretax Income  Servicing Operating   Pretax Income  ($ mm’s)  4Q'22 Outlook  Prior  Updated  Servicing  125  140  Originations⁽¹⁾  40-50  10  ⁽¹⁾ 4Q’22 normalized for capacity reduction and revenue/expense timing mismatch

 2023 outlook: focus on efficiency and capital  Servicing  Estimating $550-600 mm operating EBT on Fed Funds curve and lower CPRs  Intense focus on positive operating leverage AND additional efficiencies  MSR yields approaching distressed levels – sizeable growth opportunity in connection with third-party capital  Larger hedge seems premature  Originations  Realignment complete (reduction in ~800 FTEs)  Profitability currently limited by rates/spreads – we expect our DTC margins and correspondent volumes to rebound when MBS market stabilizes  Xome  Monetization timing likely to follow EBT Ramp  Forbearance recidivism expected to increase with higher mortgage rates  With home prices now falling, foreclosures expected to start ramping in 2H'23  Capital Deployment  MSR yields are extremely attractive, BUT we see higher returns to stock repurchase at current levels